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                                                                    EXHIBIT 16.1


                            Letter from J.H. Cohn

                                                                     May 9, 2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


RE: File No. 0-23512


Ladies and Gentlemen:


We were engaged as the principal accountants for BioCoral, Inc. (the "Company") in May 1996 and on March 28, 2002 we reported on the consolidated financial statements of the Company as of December 31, 2001 and 2000 and for the years then ended. On April 17, 2002, we were informed that we were dismissed as the principal accountants for the Company. We have read the Company's statements included pursuant to Item 4 in its Amended Form 8-K/A Current Report dated
May 9, 2002. At the request of the Company, we hereby state that we agree with the statements included in the second and third paragraphs of Item 4 of the Amended Form 8-K/A that relate to our firm.



                                           Very truly yours,



                                           /s/ J.H. COHN LLP
                                           J.H. COHN LLP